UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 13, 2004

Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-33021	57-1126200
(Commission File Number)	(IRS Employer Identification No.)

1111 W. Poinsett Street, Greer, South Carolina	29650
(Address of principal executive offices)	(Zip Code)

(864) 877-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On July 13, 2004, the Company and R. Dennis Hennett, the Company’s Chief Executive Officer, entered into a Stock Appreciation Rights Agreement (the “SAR Agreement”) under which Mr. Hennett was granted certain rights to participate in the increase in the book value of the Company’s common stock. Those rights were granted to Mr. Hennett as an incentive for him to remain employed with the Company and to provide him with a future retirement benefit.

The below description of the principal features of the SAR Agreement is qualified in its entirety by reference to the SAR Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

General Information. The SAR Agreement provides that the Company will establish a Stock Appreciation Rights Account (the “Account”) on its books. The Account is not and will not be funded by the Company and is used only as a measuring tool to determine the benefits to which Mr. Hennett is entitled. Neither the SAR Agreement nor the Account involves the purchase, sale or issuance of any stock of the Company or any rights with respect thereto. All benefits payable to Mr. Hennett under the SAR Agreement will be paid by the Company in cash and not stock in lieu of cash. The benefits payable to Mr. Hennett under the SAR Agreement are calculated based upon the number of shares of “Phantom Stock” credited to the Account. Phantom Stock is a term used in the SAR Agreement representing a hypothetical number of shares of common stock of the Company awarded to Mr. Hennett and credited to the Account. The number of shares of Phantom Stock credited to the Account is tied to the appreciation in the book value of the Company’s common stock. The Company will also not fund the benefits payable to Mr. Hennett under this SAR Agreement in advance. Obligations of the Company under the SAR Agreement are simply promises to pay benefits to Mr. Hennett in the future. Under the SAR Agreement, it is intended that Mr. Hennett would begin receiving benefits upon his retirement at normal retirement age, or termination of employment as a result of disability, death or an event such as a merger, sale or liquidation of the Company in which the control of the Company was changed. The Company will receive an income tax deduction as a compensation expense when the benefits are paid to Mr. Hennett and Mr. Hennett will then report the benefits as ordinary income.

Initial Phantom Stock Award. The SAR Agreement is effective January 1, 2004 and it is provided that the Account will be credited with an initial award of 13,167 shares (19,750 shares as adjusted for a 3-for-2 stock split effective as of March 15, 2004) of Phantom Stock. The shares of Phantom Stock credited to the Account as of January 1, 2004 were given an initial price per share of $11.52 ($7.68 per share as adjusted for a 3-for-2 stock split effective as of March 15, 2004). The price per share was determined by reference to the Company’s book value divided by the total number of shares of common stock outstanding. Book value means the total shareholder’s equity on the Company’s consolidated balance sheet as of a given date. Therefore, the benefits payable to Mr. Hennett are not tied to the increases in the market value of the common stock, but increases in the book value of the common stock.

Future Appreciation and Additional Phantom Stock Awards. Under the SAR Agreement, the shares of Phantom Stock in the account will be valued each year based on the then book value of the Company’s common stock. The value of each share of Phantom Stock in the Account as of each valuation date shall be the amount, if any, by which the then book value per share exceeds the initial price of $11.52 ($7.68 per share as adjusted for a 3-for-2 stock split effective as of March 15, 2004). The SAR Agreement provides that the book value per share shall never be less than $11.52 ($7.68 per share as adjusted for a 3-for-2 stock split effective as of March 15, 2004). The SAR Agreement provides that if Mr. Hennett is still employed by the Company as of each January 1st and the Company achieved a minimum of 12% return on equity for the immediately preceding year, additional Phantom Stock Awards will be credited to the Account. The SAR Agreement provides for annual Phantom Stock credits beginning January 1, 2005 of 13,167 shares (19,750 shares as adjusted for a 3-for-2 stock split effective as of March 15, 2004) each year through January 1, 2008. No Phantom Stock credits to the Account will be made for a year if the return on equity threshold is not reached during the immediately preceding year and there will be no Phantom Stock credits to the Account after January 1, 2008.

Payment of Benefits. Upon Mr. Hennett’s termination of employment at normal retirement age (which is defined to be on December 31st of the year in which Mr. Hennett reaches the age of 65 years and 10 months), the value of the Account would be determined and the Company would commence paying the value of the Account to Mr. Hennett upon his retirement. If Mr. Hennett’s employment is terminated prior to normal retirement age (other than by death or disability of Mr. Hennett), the Account would be valued at termination but the benefits payable to Mr. Hennett are subject to a four-year vesting requirement, with 25% of the value of the Account vesting at the end of each year, beginning with 2004. If Mr. Hennett’s employment is terminated due to disability or death, the Account would be valued as of the date of termination with no vesting schedule for determination of the benefits payable. If Mr. Hennett’s employment is terminated due to a change of control, the benefits payable to Mr. Hennett would be equal to the greater of the value of the Account on the date of termination of employment or $373,017. The SAR Agreement does provide that if Mr. Hennett’s employment is terminated due to his gross negligence or gross neglect of duties, conviction of a felony, or fraud, disloyalty or willful violation of law or company policy, his rights to the benefits will be forfeited. In addition, if Mr. Hennett begins receiving benefits and participates in a competing enterprise with the Company, the benefits payable to him will cease. All benefits payable to Mr. Hennett, regardless of the circumstances of employment termination, are payable in 180 consecutive equal monthly installments together with 7% interest per annum, compounded monthly.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

The following exhibit is filed as part of this report:

Exhibit Number	Description
10.1	Greer State Bank Stock Appreciation Rights Agreement with R. Dennis Hennett dated July 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREER BANCSHARES INCORPORATED

By:	/s/ J. Richard Medlock, Jr.
Name:	J. Richard Medlock, Jr.
Title:	Chief Financial Officer

Dated: March 29, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.1	Greer State Bank Stock Appreciation Rights Agreement with R. Dennis Hennett dated July 13, 2004.